As filed with the Securities and Exchange Commission on October 12, 2011.

Registration No. 333–________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S–3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0846191
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1921 E. Alton Avenue,
Santa Ana, California 92705
(949) 567-1234
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph J. Wallace
Chief Financial Officer
Collectors Universe, Inc.
1921 E. Alton Avenue,
Santa Ana, California 92705
(949) 567-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Ben A. Frydman, Esq.
Ryan C. Wilkins, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive.
Suite 1600
Newport Beach, CA 92612
(949)725-4150

(Approximate date of commencement of proposed sale to the public):  From time to time after the effective date of the Registration Statement as the Registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.
(Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock ($0.001 par value)	200,000	$13.69	$2,738,000	$313.77

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the Common Stock as reported on the NASDAQ Global Market as of October 5, 2011.

PROSPECTUS

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

This prospectus is part of the registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission, or the Commission, relating to the offer and sale of up to 200,000 shares of common stock, $0.001 par value per share (“Common Stock”), of Collectors Universe, Inc. (“CLCT”, “we”, “us” or “our”) registered for purchase under the Collectors Universe, Inc. Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”).  When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to this prospectus. We have not authorized any other person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it.

The Plan provides our stockholders with a convenient method of reinvesting cash dividends and distributions and purchasing shares of our Common Stock.  By participating in the Plan, you may purchase shares of our Common Stock by reinvesting some or all of the cash dividends and distributions that you receive on your shares of our Common Stock.  You may also make optional cash purchases of shares of our Common Stock of between $250 and $2,500 per dividend period.  Highlights of the Plan include:

•	Any registered holder or beneficial owner of the Common Stock may elect to participate in the Plan.

•	The Plan allows for the full or partial reinvestment of dividends we may pay in the future.

•	The Plan allows for optional cash purchases of our Common Stock.

•	Participation in the Plan is voluntary and you may withdraw from the Plan at any time.

Our Common Stock is quoted on the NASDAQ Global Market under the symbol “CLCT.”  The trading price of our Common Stock on the NASDAQ Global Market on October 10, 2011 was $14.23.

Investing in our Common Stock involves a high degree of risk.  You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making a decision to invest in our Common Stock.  See “Risk Factors” beginning on page 3 of this prospectus.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or any document incorporated by reference is truthful or complete as of any date other than the date mentioned on the cover page of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 12, 2011

WHERE YOU CAN FIND MORE INFORMATION	12

 (i)

THE COMPANY

Collectors Universe, Inc. provides third-party authentication, grading, and related services for rare and high-value collectibles consisting of coins, trading cards, stamps, sports memorabilia, event tickets, and autographs.  We have developed some of the leading brands in the collectibles markets in which we conduct our business:

•	“PCGS” (Professional Coin Grading Service), which is the brand name for our independent coin authentication and grading service;

•	“PSA” (Professional Sports Authenticator), which is the brand name for our independent sports and trading cards authentication and grading service;

•	“PSA/DNA” (PSA/DNA Authentication Services), which is the brand name for our independent authentication and grading service for vintage autographs and memorabilia; and

•	“PSE” (Professional Stamp Experts), which is the brand name for our independent stamp authentication and grading service.

PCGS and PSA are among the leading independent authentication and grading services in the collectible coin and trading cards markets in the United States.  PSA/DNA and PSE also are among the leading independent authentication services in their respective markets.

We were incorporated in Delaware in February 1999.  We began offering our PCGS coin authentication and grading services in 1986 and, from inception through fiscal year ended June 30, 2010, we authenticated and graded more than 18 million coins.  In 1991, we launched our PSA trading cards authentication and grading service and, through June 30, 2010, authenticated and graded over 13 million trading cards.  In 1999, we launched our PSA/DNA vintage autograph authentication business and in June 2004 we extended that business by introducing vintage autograph grading services to dealers and collectors of autographed sports memorabilia.  We started our PSE stamp authentication and grading service in 2000.

       Our principal executive office is located at 1921 E. Alton Avenue, Santa Ana, California 92705 and our telephone number is (949) 567-1234. Our website is www.collectors.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk.  You should carefully consider the risks described under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which we filed with the Commission on August 26, 2011 (our “Fiscal 2011 10-K”), any updates to such risks described in any subsequently filed Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus, including our financial statements and related notes, before making a decision to invest in our Common Stock.

If any of the described risks actually occur, our business, financial condition, operating results and prospects could suffer. In any such case, the trading price of our Common Stock could decline, and you might lose all or part of your investment in our Common Stock. The risks described in this prospectus, and those incorporated by reference in this prospectus, are not the only risks we face. Additional risks that we face and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition and operating results.

Please also see the section entitled “Where You Can Find More Information” below.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that concern matters that involve risks and uncertainties that could cause our actual results to differ materially from those projected in or implied by the forward-looking statements.  The forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact contained in this prospectus or the documents incorporated by reference into this prospectus, including statements regarding future events, our future financial performance, our future business strategy and the plans and objectives of management for future operations, are forward-looking statements.  In some cases, you can identify forward-looking statements by words like “may,” “will,” “should,” “could,” “believes,” “intends,” “expects,” “anticipates,” “plans,” “estimates,” “predicts,” “potential,” “continue” and similar expressions.

The forward looking statements in this prospectus or in the documents incorporated by reference into this prospectus are qualified by risks, uncertainties and other factors to which our business and future financial performance are subject and which could cause our actual results in the future to differ materially from the results expressed or implied by such forward-looking statements and adversely affect the trading prices of our common stock.  Those risks, uncertainties and other factors are described in the section of our Fiscal 2011 10-K entitled “Risk Factors” as well as in other sections of the Fiscal 2011 10-K.  Moreover, we will be updating those risks, uncertainties and other factors from time to time in other reports that we file with the SEC under the Exchange Act.  You are urged to carefully review and consider those risks, uncertainties and other factors.   Moreover, our business and operating results in the future may be adversely affected by additional risks or uncertainties that are currently not considered to be material or by risks, uncertainties and other factors or events that are currently unknown to us.  In light of the risks and uncertainties, you are cautioned not to place undue reliance on any of such forward-looking statements.

Our forward-looking statements speak only as of the respective dates on which those statements were made. We expressly disclaim any intent or obligation to update any of the forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as may be required by applicable law or the rules of the NASDAQ Global Market.

USE OF PROCEEDS

We cannot determine precisely the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, the extent to which shares will be purchased directly from us rather than in the open market, or the prices at which shares will be sold.  If any of the shares are purchased directly from us for the Plan, the net proceeds from those purchases would provide us with funds that we would expect to use for general corporate purposes.  We will receive no proceeds from purchases of any shares of our Common Stock in open market transactions.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

Details of the Plan are set forth below in question and answer format.  Further questions and correspondence should be directed to either Collectors Universe, Inc. (Attention:  Investor Relations) or the Plan Administrator (as defined below) using the following contact information:

Broadridge Corporate Issuer Solutions, Inc.
1717 Arch St., Suite 1300
Philadelphia, Pennsylvania 19103
 Telephone:  877-830-4936
Facsimile: 215-553-5402
Email: shareholder@broadridge.com

Purpose and Advantages

1.           What is the purpose of the Plan?

The purpose of the dividend reinvestment component of the Plan is to provide our stockholders with a simple and convenient method of investing cash dividends and distributions in additional shares of our Common Stock.  In addition, the optional cash purchase component of the Plan permits current stockholders to purchase shares of our Common Stock ranging from $250 to $2,500 in any dividend period.  Participants in the Plan may have cash dividends and distributions automatically reinvested without brokerage or recordkeeping charges, and may take advantage of the custodial and reporting services provided by Broadridge Corporate Issuer Solutions, Inc. (the “Plan Administrator”), at no additional cost.  The Plan is mainly intended to benefit long-term investors who want to increase their investment in our Common Stock over time.

2.           What are the advantages of participating in the Plan?

•
The Plan provides participants with the opportunity to purchase additional shares of Common Stock, if desired, by automatically reinvesting all or a portion of cash dividends on our Common Stock in the Plan.  However, participation in the Plan is completely voluntary.

•
The Plan also provides participants with the opportunity to purchase additional shares of Common Stock directly from us, if desired, by investing additional cash from $250 to $2,500 in any dividend period.

•
There are no transaction, brokerage or processing fees or expenses, or other service charges on shares of stock purchased under the Plan whether such shares are purchased through the reinvestment of dividends or through optional cash purchases.  (See Question 4 below.)

•
Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as whole shares, and proportionate cash dividends on fractional shares are used to purchase additional shares.

•
There is a “share safekeeping” service that allows participants to deposit Common Stock certificates with the Plan Administrator and have their share ownership maintained on the Plan Administrator’s records as part of the Plan account.  There is no charge for this service.

•
Participants will receive statements containing year-to-date information on all Plan transactions in their account within a reasonable time after a transaction occurs, designed to simplify their record keeping.

3.           What are the disadvantages of participating in the Plan?

•
For Federal income tax purposes, participants will generally be treated as having received dividend income on the dividend payment date; such dividend will generally give rise to a tax liability even though no cash was actually paid.  HOWEVER, TAX LAWS ARE COMPLICATED AND WE ENCOURAGE EACH PLAN PARTICIPANT TO SEEK ADVICE FROM A TAX ATTORNEY OR FINANCIAL ADVISOR TO DETERMINE THE TAX IMPLICATIONS OF PARTICIPATING IN THE PLAN.

•	No interest will be paid by us or the Plan Administrator on dividends held pending reinvestment or on optional cash purchase payments held pending investment. (See Question 15 below.)

•
Participants bear the risk of loss and the benefits of gain from market price changes for all of their shares of Common Stock, including those purchased through the Plan.  NEITHER WE NOR THE PLAN ADMINISTRATOR CAN GUARANTEE THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.  ACCORDINGLY, YOU COULD LOSE SOME OR ALL OF THE VALUE OF SHARES OF COMMON STOCK PURCHASED THROUGH THE PLAN.

•
The price of our shares of Common Stock may fluctuate in the interim between your investment decision and the time of the actual purchase and may decline between the time you decide to sell and the time at which your shares of Common Stock are actually sold.

•
We may, in our sole discretion and without prior notice to participants, change our determination as to whether shares of our Common Stock will be purchased by the Plan Administrator directly from us or through market purchases.  This determination will be made by us based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

Cost of Participation

4.           Is there a cost to participate in the Plan?

Reinvestment of Dividends

No, we will pay all administrative costs associated with the reinvestment of dividends under the Plan.  There are no transaction, brokerage or processing fees or expenses, or other service charges under the Plan in connection with such purchases; however, if you enroll in the Plan through a broker, bank or other nominee, they may charge you a fee for participating on your behalf.  If the Plan purchases shares with reinvested dividends in market transactions instead of directly from us, we will pay any brokerage fees or commissions on such purchases.

Optional Cash Purchases

No, we will pay all administrative costs associated with the purchase of shares made by our investors using optional cash payments.  Accordingly, there are no transaction, brokerage or processing fees or expenses, or other service charges under the Plan in connection with such purchases; however, if you enroll in the Plan through a broker, bank or other nominee, they may charge you a fee for participating on your behalf.  If the Plan purchases shares with optional cash payments in market transactions instead of directly from us, we will pay any brokerage fees or commissions on such purchases.

Administration

5.           Who is the Plan Administrator and what does the Plan Administrator do?

The Plan Administrator is Broadridge Corporate Issuer Solutions, Inc.  You may contact Broadridge using the contact information set forth on page 4 above.  We have the discretion to change the Plan Administrator at any time.

The Plan Administrator administers the Plan for participants, keeps records, sends statement of accounts to participants, and performs other duties relating to the Plan, including the safekeeping of the shares purchased for each participant.  The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for our Common Stock.

Participation and Enrollment

6.           Who is eligible to participate?

You may participate in the Plan if:  (a) you are a “registered holder;” that is, you hold shares of the Common Stock that are registered in your name on our stock transfer books, or (b) you are a “beneficial owner;” that is, you hold shares of the Common Stock that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee).  (See Question 8 below.)

If you live outside the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan, or affect the terms of the Plan.  We have the right to terminate participation of any stockholder if we deem it advisable under any foreign laws or regulations.  Tax consequences of Plan participation may vary under foreign laws or regulations, and you should determine the tax treatment of Plan features before you decide to invest through the Plan.  TAX LAWS ARE COMPLICATED AND WE ENCOURAGE EACH PLAN PARTICIPANT WHO LIVES OUTSIDE THE UNITED STATES TO SEEK ADVICE FROM A TAX ATTORNEY OR FINANCIAL ADVISOR TO DETERMINE THE TAX IMPLICATIONS OF PARTICIPATING IN THE PLAN.

The Plan is intended for the benefit of our investors and not for persons or entities who engage in transactions that cause or are designed to cause aberrations in the price or trading volume of our Common Stock.  Notwithstanding anything in the Plan to the contrary, we reserve the right to exclude from participation in the Plan at any time any persons or entities, as determined in our sole discretion.

7.           How do I enroll in the Plan?

The Plan is an “opt-in” plan meaning that participation in the Plan is completely voluntary.  To participate in the Plan, you must complete an Authorization Form and return it to the Plan Administrator.  An Authorization Form may be obtained at any time by telephonic, email or written request to the Plan Administrator.

8.           How do I enroll in the Plan if I am a beneficial owner?

If you are a beneficial owner of our Common Stock, meaning that your shares of Common Stock are held on the books of the Plan Administrator in the name of a broker, bank or other nominee (any such party, a “Nominee”), your distributions will be reinvested automatically by the Nominee in additional shares under the Plan only if your Nominee provides such a service and you elect to participate in the Plan.  Many Nominees do not provide such a service and routinely request dividends and distributions to be paid in cash on all shares registered in their names.  Therefore, if your shares are held for your account by a Nominee and you would like to participate in the Plan, then, in addition to enrolling in the Plan (as discussed in Question 7 above), you must either make appropriate arrangements for your Nominee to participate on your behalf, or you must become a stockholder of record by having all or a portion of your shares of Common Stock transferred to your own name.  If your shares are held in the name of a Nominee, you should contact the Nominee for additional information regarding your participation in the Plan.

9.           How does reinvestment of dividends under Plan work?

As a participant, when our Board of Directors declares a dividend or distribution, on the distribution date for such dividend or distribution you will have credited to your Plan account the number of whole and fractional shares (computed to six decimal places) that could be obtained, at the price determined in accordance with the answer to Question 17 below, with the cash, net of any applicable withholding taxes, that would have been paid to you if you were not a participant.  Such shares will be acquired by the Plan Administrator for participants within five business days of the date on which the dividend or distribution is paid either (i) through receipt of newly issued or treasury shares of Common Stock from us, or (ii) by purchase of outstanding shares of Common Stock on the open market.  (See Question 16 below.)

10.          What if a stockholder would rather receive cash instead of reinvesting their dividends?

If you would rather receive a cash dividend, you should not enroll in the Plan or, if you are enrolled in the Plan, you must notify the Plan Administrator through the Internet, by telephone or in writing that you would like to terminate your participation in the Plan.  You may terminate your participation in the Plan at any time.  The procedure for terminating participation in the Plan is explained in Question 28 below.

11.	What if a stockholder wishes to receive cash as a dividend on only some of his or her shares?

If participants wish to receive dividends and distributions in cash on some of their shares, and have the remaining dividends and distributions reinvested, the Plan Administrator must be notified to that effect.  A partial participant will receive dividends and distributions in cash only with respect to the number of whole shares that have been specified.  On any other shares registered in the participant’s name or other shares credited to their Plan account on the books of the Plan Administrator, the corresponding dividends and distributions will be reinvested.

12.           How do optional cash payments work?

If a participant chooses to participate by making optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of our Common Stock for the participant’s account.  Dividends payable on shares of our Common Stock purchased with optional cash payments will be automatically reinvested in shares of our Common Stock, unless you indicate to the Plan Administrator otherwise as discussed in Question 11 above.

Any person who is a registered holder or beneficial owner of our Common Stock may purchase shares of our Common Stock using optional cash payments pursuant to the terms of the Plan.  Such persons are not required to participate in the dividend reinvestment component of the Plan in order to make optional cash payments.  An optional cash payment may be made by enclosing a personal check, drawn from a U.S. bank in U.S. currency, payable to the Plan Administrator along with the optional cash payment form, and mailing them to the Plan Administrator.  The Plan Administrator may be willing to accept other forms of payment as well.  Please contact the Plan Administrator using the contact information on page 4 above to determine the additional payment options that may be available to you.  The deadline for receiving optional cash payments to be invested is 5:00 p.m. Eastern Time on the fifth business day prior to each purchase date.

Optional cash payments must be at least $250 and at most $2,500 per dividend period.  The same amount of money need not be sent each dividend period and there is no obligation to make optional cash payments at any time.

13.           Are funds held in my Plan account insured?

No, funds held in your Plan account pending investment or return are not treated as a bank deposit or account and are not insured by the FDIC or any other governmental agency or instrumentality.

14.           What are the limitations on the amount of optional cash payments?

Participants may make optional cash payments of $250 to $2,500 per dividend period.

If any check, draft or electronic funds transfer that is tendered or ordered by a participant as payment to the Plan Administrator to purchase Common Stock is dishonored, refused or returned, such participant agrees that the purchased shares when credited to the participant’s account may be sold, on the Plan Administrator’s order, without the participant’s consent or approval, to satisfy the amount owing on the purchase.  The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the Plan Administrator’s returned check or failed electronic payment fee of $35.00.  If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, such participant authorizes the Plan Administrator to sell additional shares then credited to the participant’s account as necessary to cover the amount owing, without the participant’s further consent or authorization.  The Plan Administrator may sell shares to cover an amount owing as a result of the participant’s order in any manner consistent with applicable securities laws.  Any sale for that purpose on a national securities market will be considered to be commercially reasonable.  A participant grants the Plan Administrator a security interest in all shares credited to such participant’s account, including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

15.           Will I earn interest on funds in my Plan account prior to investment or return to me?

No, interest will not be paid on funds deposited by you in your Plan account pending investment or return to you.

Purchase of Shares under the Plan

16.           What is the source of shares purchased under the Plan?

All dividends reinvested through the Plan and all optional cash purchases will be used to purchase, in our sole discretion, either newly issued or treasury shares directly from us, or shares on the open market, or a combination thereof.  Open market purchases may be made on any securities exchange where the shares of our Common Stock are then traded, in the over-the-counter market, or in privately negotiated transactions with third persons, and may be on such terms as to price, delivery and otherwise as we may determine in our sole discretion.

17.           At what price will shares be purchased under the Plan?

The purchase price of shares purchased directly from us will be the closing price of our Common Stock on the NASDAQ Global Market on the trading day immediately prior to the date the shares are purchased.  The purchase price of shares purchased in the open market will be the weighted average price per share of all shares purchased for a particular investment.

18.           When will shares of our Common Stock be purchased under the Plan?

Dividend Reinvestments

In the months in which dividends are paid, dividends will be invested promptly following the date on which the dividend or distribution is paid.  If the shares of our Common Stock are to be newly issued or treasury shares, such shares will be issued or delivered within five business days of the date on which the dividend or distribution is paid.  If our shares of Common Stock are to be purchased by the Plan Administrator in the open market, the Plan Administrator will make every effort to invest any dividends it receives promptly beginning on the dividend or distribution payment date, and in no event later than thirty days from such date, except where applicable federal securities laws require otherwise.

Optional Cash Purchases

Cash purchases of our Common Stock will only be made under the Plan in the months in which dividends or distributions are paid.  In addition, the Plan Administrator will generally purchase shares of our Common Stock using cash payments at the same time that it purchases shares using dividend reinvestments.  Accordingly, for Common Stock acquired directly from us, the purchase date for cash purchases will generally be within five business days of the date on which the dividend or distribution is paid.  For Common Stock acquired in the open market, the Plan Administrator will make every effort to make cash purchases promptly beginning on the dividend or distribution payment date, and in no event later than thirty days from such date, except where applicable federal securities laws require otherwise.  The Plan Administrator will commingle all funds received from participants.  Once a participant has placed an order, he or she may not request a cash refund or otherwise change the order.

No Interest Payments

No interest will be paid on funds pending investment held by the Plan Administrator.

Reports to Participants

19.	What accounts are maintained for participants and what reports on these accounts do participants receive?

The Plan Administrator will maintain a separate Plan account for each participant.  All shares issued to participants under the Plan will be credited to their Plan account.  The Plan Administrator will mail to each participant a statement confirming the issuance of shares within fifteen days after the allocation of shares is made.  The statement will show the amount of the dividend or distribution, the price at which shares were credited, the number of full and fractional shares credited, the number of shares previously credited and the cumulative total of shares credited.  For market order sales, the time of sale will be provided.  In addition, participants will receive copies of our annual and quarterly reports to stockholders, proxy statements and dividend income information for tax purposes.

Voting of Shares

20.           How will a participant’s shares be voted at meetings of stockholders?

Participants will receive a proxy card covering the total number of shares held, including shares credited to their Plan account.  If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, the corresponding shares will be voted in accordance with the recommendation of our board of directors.  If the proxy card is not returned, or it is unexecuted or improperly executed, the corresponding shares will not be voted unless the participant or their duly appointed representative votes in person at the stockholder meeting.

Certificates for Shares/Safekeeping

21.           Will certificates be issued for shares issued under the Plan?

No, certificates for shares issued under the Plan will not be furnished until the Plan account is terminated or unless the participant requests certificates through the Internet, by telephone or in writing for a specified number of shares credited to their Plan account.  All written requests for certificates should be directed to the Plan Administrator, allowing at least 10 business days for processing.  The issuance of certificates for shares credited to a Plan account will not terminate participation in the Plan.  No certificate for a fractional share will be issued; if the participant terminates participation in the Plan (see Question 28 below), the Plan Administrator will sell for the account any fractional share and send a check for the proceeds, valued at the closing price of our Common Stock on the trading day immediately prior to the termination date, less any applicable processing fees and any other costs of sale.

22.           In whose name will certificates be registered when issued?

The Plan account will be maintained in the name in which the share certificates were registered at the time you became a participant.  Certificates for whole shares issued at your request from your Plan account will be similarly registered.

23.           Can stock certificates be deposited into a stockholder’s Plan account for safekeeping?

Yes, a participant can deposit certificate(s) for shares of our Common Stock into their Plan account.  To deposit shares, send the certificate(s) to the Plan Administrator, at the address set forth on page 4 above, by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured.  Do not sign the certificate(s) or complete the assignment section.

When submitting certificate(s) for deposit into the Plan account, be sure to include a written request to have the certificate(s) deposited.  Shares that are deposited will be credited in book-entry form to the Plan account.  The advantages of holding shares in book-entry form include protection against certificate loss, theft, and damage.

24.           How do I sell or transfer shares in my account?

Participants may sell or transfer shares in their account by contacting the Plan Administrator.  Shares may be sold through a batch order.  A batch order is an accumulation of all sales requests for a security submitted together as a collective request.  Batch orders are submitted on each market day, assuming there are sale requests to be processed.  Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists.  Batch order sales are available by contacting the Plan Administrator directly using the contact information set forth on page 4 above.  All sales requests received in writing will be submitted as batch order sales.  The Plan Administrator will cause a participant’s shares to be sold on the open market within five business days of receipt of a request.  To maximize cost savings for batch order sale requests, the Plan Administrator will seek to sell shares in round lot transactions.  For this purpose the Plan Administrator may combine each selling participant’s shares with those of other selling participants.  In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator and executed by the broker, less applicable processing fees.  Proceeds are normally paid by check, which are distributed within 24 hours after a participant’s sale transaction has settled.  The Plan Administrator may, for various reasons, require a transaction request to be submitted in writing.  Participants should contact the Plan Administrator to determine if their particular request, including any sales request, must be submitted in writing.  The Plan Administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required.  In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold and no one, other than the Plan Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

Participants should be aware that the price of our Common Stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market.  Instructions sent to the Plan Administrator to sell shares are binding and may not be rescinded.  If a participant prefers to have complete control as to the exact timing and sales prices, participants can request to transfer the shares to a broker.

Dividends and Stock Splits

25.           What happens if we issue a stock dividend or declare a stock split?

Any stock dividends or split shares we distribute on shares of our Common Stock with respect to both certificated and book-entry (whole and fractional) shares will be credited automatically to the participant’s Plan account in book-entry form.

Federal Tax Consequences of Acquiring Shares under the Plan

The summary set forth in Question 26 below is intended only as a general discussion of the current United States federal income tax consequences of participation in the Plan.  This discussion does not purport to deal with all aspects of taxation that may be relevant to a particular participant in light of its personal investment circumstances, or to certain types of participants (including, without limitation, insurance companies, tax-exempt organizations, financial institutions, broker-dealers or foreign persons) subject to special treatment under the federal income tax laws.  No ruling, however, has been issued or requested regarding the Plan.  Additionally, this discussion is not binding upon, nor considered authority by, the Internal Revenue Service or any court, and no assurance can be provided that the tax treatment discussed below or claimed by any participant in the Plan will not be successfully challenged by the Internal Revenue Service.

26.           What is the tax treatment of a participant that acquires shares in lieu of cash dividends under the Plan?

Participants who, pursuant to the Plan, receive shares in lieu of the cash dividends or distributions to which they would have otherwise been entitled will be treated for federal income tax purposes as having received, on the distribution payment date, a taxable dividend or distribution in an amount equal to such cash.  The tax basis of the shares issued pursuant to the Plan will equal the amount included in income as a result of the participant’s receipt of such shares.

Distribution payments to a Plan participant will be subject to U.S. withholding tax to the same extent as a cash distribution.  In that case, the amount of tax to be withheld will be deducted from the amount of the cash distribution that would have otherwise been made to the participant and only the reduced amount will be reinvested in Plan shares.  If withholding results in an overpayment of taxes, a refund may be obtained.

Participants will not realize any taxable income upon receipt of a certificate for whole shares credited to their plan account either upon their request for a specified number of shares or upon termination of enrollment in the Plan.

TAX LAWS ARE COMPLICATED AND WE ENCOURAGE EACH PLAN PARTICIPANT TO SEEK ADVICE FROM A TAX ATTORNEY OR FINANCIAL ADVISOR TO DETERMINE THE TAX IMPLICATIONS OF PARTICIPATING IN THE PLAN.

Modification and Termination

27.           What happens if a participant wishes to terminate participation in the Plan?

Participants may terminate participation in the Plan at any time by notifying the Plan Administrator in writing at the address set forth on page 4 above.  To be effective for any given dividend or distribution payment date, the notice to terminate must be received by the Plan Administrator before the record date for the dividend or distribution payment.  All dividends or distributions with a record date after receipt of notification will be sent directly to the participant.  Participants may cancel an optional cash purchase of $2,500 or less by advising the Plan Administrator at least two business days before the applicable purchase date.  The Plan Administrator will return the funds from a canceled purchase without interest as soon as practical.  No refund of a check or money order will be made until the funds have been actually received by the Plan Administrator.

Upon termination of participation, you will receive a certificate for the number of full shares of our Common Stock held by the Plan Administrator at no charge.  At the same time, you will receive a check in payment for any fractional shares in your account, valued at the then current market price of our Common Stock, less any applicable brokerage commissions and any other costs of sale.  If you prefer, you can request that your full shares of our Common Stock held by the Plan Administrator be sold, and you will receive a check for the proceeds, valued at the then current market price of our Common Stock, less any applicable processing fees and any other costs of sale.

28.           May the Plan be amended, suspended or terminated?

We may amend, suspend or terminate the Plan at any time.  Any such amendment, suspension or termination will be effective upon a designated dividend record date and notice of such amendment, suspension or termination will be sent to all participants at least thirty (30) days prior to such record date.

If the plan is terminated, whole shares will continue to be held in book-entry form in your Plan account or distributed in certificate form at our sole discretion.  A cash payment will be made for any fractional shares based on the closing price of our Common Stock on the trading day immediately prior to the termination date.

Responsibilities of the Company and Plan Administrator

29.           What are the responsibilities of the Company and the Plan Administrator under the Plan?

The Plan Administrator has had no responsibility with respect to the preparation or contents of this prospectus.  Neither we nor the Plan Administrator, in administering, interpreting, or performing our duties under the Plan, will be liable under the Plan for any act done by the Plan Administrator in good faith or for any good faith omission to act including, without limitation, any claims for liability (a) arising out of failure to terminate a participant’s participation in the Plan upon the participant’s death prior to receipt of notice in writing of such death; (b) with respect to the prices at which shares are purchased or sold for the participant’s account and the time such purchases or sales are made; and (c) relating to the value of the shares acquired for the participant’s Plan account.

The Internal Revenue Code of 1986, as amended, imposes certain reporting obligations upon brokers and other middlemen.  As a result, the Plan Administrator will be required to report to the Internal Revenue Service and the participant any sales of stock by the Plan Administrator on behalf of a participant.

30.           What if I have additional questions about the Plan?

Additional questions about the Plan should be directed to the Plan Administrator.  You may contact the Plan Administrator using the contact information set forth on page 4 above.

If your shares are held by a Nominee, you should contact your Nominee for additional information.  Your Nominee can contact the Plan Administrator directly for instructions on how to participate on your behalf.

PLAN OF DISTRIBUTION

The Plan allows for shares to be purchased and dividends to be reinvested into shares acquired by the Plan Administrator either in the open market or through receipt of newly issued or treasury shares of Common Stock from us.  Plan participants will not be charged any transaction, brokerage or processing fees or expenses, or other service charges by us in connection with the purchase of shares under the Plan, provided, however, that participants who enroll in the Plan through a broker, bank or other nominee, may be charged fees for participating in the Plan by such broker, bank or other nominee.  If the shares are purchased in the open market for the Plan, then we will pay the expenses of the Plan Administrator in connection with the operation of the Plan, including brokerage commissions, if any.

Persons who acquire shares of our Common Stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act.  We will not extend to any such person any rights or privileges other than those to which they would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Common Stock so purchased.

Our Common Stock may not be available under the Plan in all states or jurisdictions.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities by anyone in any state or other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The consolidated financial statements of Collectors Universe, Inc. as of June 30, 2011 incorporated by reference in this prospectus have been audited by Grant Thornton LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report included in our Annual Report on Form 10-K for 2011.  Such consolidated financial statements have been so included in reliance upon the report of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus certain of our publicly-filed documents, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the sale of all shares offered pursuant to this prospectus.

The following documents filed with the SEC (in each case, File No. 001-34240) are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, as filed with the Commission on August 26, 2011.

•	Our proxy statement on Schedule 14A, as filed with the Commission on October 4, 2011, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended June 30, 2011.

•
The description of our Common Stock set forth in our registration statement on Form 8-A filed on November 1, 1999 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings (without exhibits), at no cost, by calling us at (949) 567-1234 or by writing to us at the following address:

Collectors Universe, Inc.
1921 E. Alton Avenue,
Santa Ana, California 92705
Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Commission.  You can read and copy our Commission filings, including this Registration Statement, on the Internet at the Commission’s website at www.sec.gov.  You also may read and copy any document we file with the Commission at its Public Reference Facilities at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.collectors.com.  There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the Commission.  The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus or any other report we file with the Commission.

Dividend Reinvestment and Direct Stock Purchase Plan

200,000 Shares
Common Stock

PROSPECTUS

Dated: October 12, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock (“Common Stock”) of Collectors Universe, Inc. (the “Company”) being offered hereby payable by the registrant are estimated as follows:

Commission Registration Fee	$314
Transfer Agent and Registrar Fees and Expenses	$1,000
Printing Expenses	$1,000
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$1,000
TOTAL	$18,314

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was or is a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145(c) of the DGCL provides that where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Our Amended and Restated Certificate of Incorporation and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have also purchased directors’ and officers’ liability insurance, which provides coverage against certain liabilities, including liabilities under the Securities Act.

11-1

The foregoing descriptions are general summaries only.  Reference is made to the full text of the Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws, both as previously filed with the Commission, and incorporated herein by reference to Exhibit 4.1 and Exhibit 4.2, respectively, to this Registration Statement.

ITEM 16.          EXHIBITS

Exhibit	Description
Exhibit 4.1*
Instruments defining the rights of holders of securities:  See Article 6 of our Amended and
Restated Certificate of Incorporation. (Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-122129), filed with the Commission on January 19, 2005.)

Exhibit 4.2*
Instruments defining the rights of holders of securities:  See Article VI of our Amended and Restated Bylaws.  (Incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the Commission on November 10, 2008.)

Exhibit 5.1	Opinion of Stradling Yocca Carlson & Rauth.
Exhibit 23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1 hereto).
Exhibit 23.2	Consent of Grant Thornton LLP.
Exhibit 24.1	Power of Attorney (included on the signature page hereto).
Exhibit 99.1	Authorization Form to become a participant in the Dividend Reinvestment and Direct Stock Purchase Plan.

*	Previously filed in whole or in part.

11-2

ITEM 17.      UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b), that is part of the Registration Statement;

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

11-3

5.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

11-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newport Beach, State of California, on October 12, 2011.

COLLECTORS UNIVERSE, INC

By: /s/ MICHAEL J. MCCONNELL
Michael J. McConnell
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Collectors Universe, Inc., do hereby constitute and appoint Michael J. McConnell and Joseph J. Wallace, and each of them individually, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ A. CLINTON ALLEN	Chairman of the Board and Director	October 12, 2011
A. Clinton Allen

/s/ MICHAEL J. MCCONNELL	Chief Executive Officer and Director	October 12, 2011
Michael J. McConnell	(Principal Executive Officer)

/s/ DAVID HALL	President and Director	October 12, 2011
David G. Hall

/s/ JOSEPH J. WALLACE	Chief Financial Officer	October 12, 2011
Joseph J. Wallace	(Principal Financial and Principal Accounting Officer)

/s/ VAN D. SIMMONS	Director	October 12, 2011
Van D. Simmons

/s/ A. J. BERT MOYER	Director	October 12, 2011
A. J. Bert Moyer

/s/ DEBORAH A. FARRINGTON	Director	October 12, 2011
Deborah A. Farrington

/s/ BRUCE A. STEVENS	Director	October 12, 2011
Bruce A. Stevens

S-1

Exhibit Index

Exhibit	Description
Exhibit 4.1*
Instruments defining the rights of holders of securities:  See Article 6 of our Amended and
Restated Certificate of Incorporation.  (Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-122129), filed with the Commission on January 19, 2005.)

Exhibit 4.2*
Instruments defining the rights of holders of securities:  See Article VI of our Amended and Restated Bylaws.  (Incorporated herein by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, filed with the Commission on November 10, 2008.)

Exhibit 5.1	Opinion of Stradling Yocca Carlson & Rauth.
Exhibit 23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1 hereto).
Exhibit 23.2	Consent of Grant Thornton LLP.
Exhibit 24.1	Power of Attorney (included on the signature page hereto).
Exhibit 99.1	Authorization Form to become a participant in the Dividend Reinvestment and Direct Stock Purchase Plan.

*	Previously filed in whole or in part.